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Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 UNITED STATES CODE SS. 1350

        In connection with the Annual Report of Griffin Land & Nurseries, Inc. (the "Company") on Form 10-K for the year ended November 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), I Anthony J. Galici, Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  the Periodic Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANTHONY J. GALICI Anthony J. Galici Vice President, Chief Financial Officer and Secretary February 25, 2005

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CERTIFICATIONS OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 UNITED STATES CODE SS. 1350